                                                                    Exhibit 23.2


INDEPENDENT AUDITORS' CONSENT



We consent to the use in this Amendment No. 5 to Registration Statement No. 333-79969 on Form SB-2 of DuraSwitch Industries, Inc. of our report of Aztec Industries, Inc. dated February 26, 1999 and our report of DuraSwitch Industries, Inc. dated February 26, 1999 (except for Note 2, as to which the date is August 19, 1999) appearing in the Prospectus, which is part of this Registration Statement.


We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ Deloitte & Touche LLP


DELOITTE & TOUCHE LLP
Phoenix, Arizona


August 24, 1999